Exhibit 99.1

Contact:	Larry Kurtz
Vice President, Investor Relations
(415) 983-8418

McKESSON REPORTS FISCAL 2003 FOURTH QUARTER

AND ANNUAL RESULTS

•	Fourth quarter revenue of $14.9 billion, up 15%

•	Full year revenue of $57 billion, up 14%

•	Fourth quarter income from continuing operations of $182 million, up 43%, and diluted EPS of 62 cents, up 44%

•	Full year income from continuing operations of $562 million, up 33%, and diluted EPS of $1.90, up 32%

•	Full year cash flow from operations of $696 million, up from $326 million

•	Net debt to net capital ratio of 14%

SAN FRANCISCO, April 29, 2003 – McKesson Corporation (NYSE: MCK) today reported fourth quarter income from continuing operations of $181.6 million, an increase of 43%, and earnings per diluted share from continuing operations of 62 cents, an increase of 44%. McKesson’s revenues increased 15% in the fourth quarter, to $14.9 billion, including sales of $3.9 billion to customers’ warehouses. Excluding warehouse sales, revenues grew 13%. Net income was $179.0 million, including a net loss from discontinued operations of $2.6 million, or one cent per share. Last year, net income was $125.4 million, including a net loss from discontinued operations of $1.5 million or one cent per share.

Full Fiscal Year Results

     For its fiscal year ended March 31, 2003, McKesson had income from continuing operations of $562.1 million, an increase of 33%, and earnings per share from continuing operations of $1.90, an increase of 32%. Including discontinued operations, McKesson reported net income of $555.4 million, an increase of 33%, and earnings per diluted share of $1.88, an increase of 31%. Revenues including warehouse sales were $57.1 billion, up 14% from the prior year.

Corporate Performance and Highlights

     Revenue growth and operating margin expansion in the Pharmaceutical Solutions and Information Solutions segments drove McKesson’s improved results for the quarter. Operating profit from the Medical-Surgical Solutions segment increased slightly.

     “McKesson capped off an outstanding year with an excellent fourth quarter, providing a solid foundation for the company’s continued growth in the coming year,” said John H. Hammergren, chairman and chief executive officer. “Our fiscal year financial performance included improved operating results across the company and record cash flow from operations. We provided for significant investment in our business and still ended the year with our net debt to net capital ratio at 14%, its lowest level ever.”

     “In Pharmaceutical Solutions, we had strong revenue growth in the quarter from institutional customers, and slower growth from retail customers who were impacted by increasing sales of generic drugs. Our Canadian distribution operation continued its strong performance. Relationships with pharmaceutical manufacturers remain productive and collaborative, reflecting their recognition of the value we provide to them.”

     “We expect pharmaceutical revenue growth of at least 10% in the coming year, in line with the market. Market growth will be driven by the life-saving and life-enhancing benefits of drug therapy, the growing demands of an aging population, new product introductions and continuing generic conversions.”

     “Pharmaceutical Solutions operating margin expanded in the quarter and the year, our third consecutive year of substantial gains. In fiscal 2004, we anticipate further operating margin expansion of 5 to 10 basis points, excluding warehouse sales.”

     “Medical-Surgical Solutions financial performance was stable in the quarter. While we expect that medical-surgical revenues will not grow appreciably in fiscal 2004, our operating improvement plan remains on schedule and operating margin should reach 3% or slightly better by the fourth quarter.”

     “In Information Solutions, 15% revenue growth was driven by a 41% increase in software revenues, showing that customers are choosing McKesson for their information technology requirements. We continue to see strong demand, especially for clinical software that improves the quality of care and delivers return on investment for our customers. New contracts strengthen our relationships with customers and provide a foundation for future purchases of McKesson solutions.”

     “McKesson Information Solutions revenues should increase about 10% in fiscal 2004, with software revenue growth higher than the growth rate overall. We expect that fiscal 2004 operating margin should be between 11 and 12%, which would represent solid progression toward our long-term objective of an operating margin of 13 to 15%.”

     “Our goal for McKesson is to build shareholder value by growing segment revenues at least at market growth rates, gaining operating margin improvements through selling value-added services, realizing infrastructure improvements and cost efficiencies provided by our tremendous scale. This leverage should enable McKesson to continue to grow earnings significantly faster than revenues over the long term.”

Fourth Quarter Segment Operating Performance

Pharmaceutical Solutions Segment

	Quarter Ended March 31,

Dollar amounts in millions	FY03	FY02	Change

Revenues
U.S. Health Care direct revenues	$9,068.7	$8,062.4	12%
Canada	899.7	700.3	28%

Total direct revenues	$9,968.4	$8,762.7	14%
U.S. Health Care warehouse sales	3,920.4	3,269.2	20%

Total revenues	$13,888.8	$12,031.9	15%
Operating profit	$300.7	$251.2	20%
Operating margin ex-warehouse sales	3.02%	2.87%	15 bp

     U.S. pharmaceutical distribution and service revenues were up 12%, to $9.1 billion. Warehouse sales of $3.9 billion were up 20%. McKesson Canada pharmaceutical distribution revenues increased 28%, to $899.7 million. The Canadian increase included the benefits of an additional selling day in the quarter and a relatively strong Canadian dollar. Without these benefits, Canadian revenues would have increased 18% in the quarter. Combined growth in the U.S. and Canada produced overall Pharmaceutical Solutions revenue growth of 14%, to $10.0 billion, excluding warehouse sales. Retail chain customers accounted for 38% of U.S. pharmaceutical distribution revenues, institutional customers 41% and retail independent pharmacies 21%.

     Pharmaceutical Solutions operating profit was up 20% and operating margin excluding warehouse sales expanded 15 basis points in the quarter, leading to an increase of 14 basis points for the full year. Factors contributing to the operating margin expansion included increased sales of higher-margin generics, services to manufacturers, and Six Sigma process improvements, offset somewhat by a decline in selling margins. In the fourth quarter a year ago, McKesson had charges of $6.3 million in the segment associated mainly with the closure of various facilities.

Medical-Surgical Solutions Segment

	Quarter Ended March 31,

Dollar amounts in millions	FY03	FY02	Change

Revenues	$683.7	$682.5	—%
Operating profit	$16.9	$16.4	3%
Operating margin	2.47%	2.40%	7 bp

     Medical-Surgical Solutions revenues were flat compared to the prior year, and operating profit of $16.9 million was up 3%. In the fourth quarter a year ago, McKesson had charges of $4.2 million in the segment primarily associated with a restructuring of its distribution center network. During the quarter, McKesson completed its distribution center consolidation program by closing one center while the information systems consolidation plan continued on schedule. This business should begin to benefit from more efficient operations as fiscal 2004 progresses.

Information Solutions Segment

	Quarter Ended March 31,

Dollar amounts in millions	FY03	FY02	Change

Revenues	$313.8	$272.4	15%
Operating profit	$35.9	$3.1	nm
Operating margin	11.44%	1.14%	1,030 bp
Software bookings	$95.9	$59.8	60%
Total backlog	$2,243	$2,064	8%

     Information Solutions total revenues increased 15% to $313.8 million. Software revenues were $80.6 million, up 41%. Services revenues were $204.2 million, up 10%. Hardware revenues were $29.0 million, down 1%. Both software and services revenues benefited from stronger demand for clinical products and the introduction of the Horizon Medical Imaging product line acquired in July 2002.

     Operating profit was $35.9 million and the operating margin was 11.44%. In the fourth quarter a year ago, McKesson had charges of $14.1 million in the segment associated mainly with the closure of certain facilities and a reduction in its workforce.

     One-time software bookings were $95.9 million compared to $59.8 million in the fourth quarter a year ago, an increase of 60%. For the year, one-time software bookings were $229.2 million, an increase of 27%. These increases in software bookings are due to stronger demand for clinical products in McKesson’s installed customer base.

Other Operating Highlights

	Quarter Ended March 31,

Dollar amounts in millions	FY03	FY02	Change

Corporate expenses	$49.6	$47.1	5%
Return on committed capital	24.1%	19.8%	430 bp

     Corporate expenses, net of other income, increased 5% to $49.6 million. Current-year expenses include higher benefit and insurance costs and lower pension income, offset in part by lower losses on venture investments. McKesson’s effective annual tax rate for the quarter and the year was 34%. Return on committed capital was 24.1% compared to 19.8% a year ago, reflecting the improved financial performance of the company.

     Earnings per diluted share were based on 297.8 million average diluted shares in the quarter. The company paid $1.6 million in dividends on convertible preferred securities.

	As of and for the year ended March 31,

Dollar amounts in millions	2003	2002

Cash and marketable securities	$533.5	$562.9
Total debt	$1,300.9	$1,430.0
Cash flow provided by operations	$695.5	$326.2
Stockholders’ equity	$4,528.5	$3,940.1
Net debt to net capital employed	14.0%	17.3%

     At March 31, 2003, McKesson’s cash and marketable securities totaled $533.5 million, total debt was $1.30 billion, stockholders’ equity was $4.53 billion and the company’s net debt to net capital ratio was 14.0%. For the year, the company generated $695.5 million of cash from operations. McKesson had 291.2 million shares outstanding at March 31, 2003.

     A Webcast of the company’s regular conference call to review financial results with the financial community is available through McKesson’s website, www.mckesson.com, live at 5 PM EDT today, and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, all of which are located on the company’s website.

     Founded in 1833, McKesson Corporation is the leading provider of supply, information and care management products and services designed to reduce costs and improve quality across healthcare. McKesson solutions empower healthcare professionals with the tools they need to deliver care more effectively and efficiently. With annual revenues of $57 billion, McKesson ranks as the nation’s 20th-largest industrial company.

     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”,

“approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including the impact of potential mandated benefits, changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; changes in manufacturers’ pricing, sales or distribution policies; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company’s software products, or the slowing or deferral of demand for these products; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

Schedule I

McKESSON CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,

	FY03	FY02	Chg.	FY03	FY02	Chg.

Revenues:
Excluding sales to customers’ warehouses	$10,965.9	$9,717.6	13%	$42,287.9	$36,803.2	15%
Sales to customers’ warehouses	3,920.4	3,269.2	20	14,832.9	13,184.9	12

Total	14,886.3	12,986.8	15	57,120.8	49,988.1	14
Cost of sales	14,001.5	12,203.6	15	54,018.3	47,199.6	14

Gross profit	884.8	783.2	13	3,102.5	2,788.5	11
Operating expenses	589.2	562.5	5	2,172.6	2,090.0	4

Operating income	295.6	220.7	34	929.9	698.5	33
Interest expense	(26.3)	(31.7)	(17)	(114.8)	(112.9)	2
Other income	8.3	2.9	186	46.5	26.7	74

Income before income taxes	277.6	191.9	45	861.6	612.3	41
Income taxes	(94.4)	(63.4)	49	(293.3)	(184.3)	59
Dividends on preferred securities of subsidiary trust	(1.6)	(1.6)	—	(6.2)	(6.2)	—

Income from continuing operations	181.6	126.9	43	562.1	421.8	33
Discontinued operations (1)	(2.6)	(1.5)	73	(6.7)	(3.2)	109

Net income	$179.0	$125.4	43	$555.4	$418.6	33

Earnings (loss) per common share
Diluted
Continuing operations	$0.62	$0.43	44	$1.90	$1.44	32
Discontinued operations	(0.01)	(0.01)	—	(0.02)	(0.01)	100

	$0.61	$0.42	45	$1.88	$1.43	31

Basic
Continuing operations	$0.63	$0.45	40	$1.94	$1.48	31
Discontinued operations	(0.01)	(0.01)	—	(0.02)	(0.01)	100

	$0.62	$0.44	41	$1.92	$1.47	31

Shares on which earnings per common share were based
Diluted	297.8	298.9	—	298.8	298.1	—
Basic	290.1	286.3	1	289.3	285.2	1

(1)	On September 30, 2002, we sold a marketing fulfillment business, which was included in our Pharmaceutical Solutions segment. Financial results for this business have been presented as a discontinued operation and accordingly, all periods have been reclassified. The quarter and year ended March 31, 2003 also includes an after-tax loss of $2.6 million related to the 2000 divestiture of the Water Products business.

Schedule II

McKESSON CORPORATION
CONDENSED CONSOLIDATED INCOME INFORMATION BY BUSINESS SEGMENT (1)
(unaudited)
(in millions)

	Quarter Ended March 31,				Year Ended March 31,

	FY03	FY02	Chg.		FY03	FY02	Chg.

REVENUES
Pharmaceutical Solutions
U.S. Health Care	$9,068.7	$8,062.4	12%		$34,982.5	$30,188.4	16%
U.S. Health Care sales to customers’ warehouses	3,920.4	3,269.2	20		14,832.9	13,184.9	12
Canada	899.7	700.3	28		3,423.0	2,884.8	19

Total Pharmaceutical Solutions	13,888.8	12,031.9	15		53,238.4	46,258.1	15

Medical-Surgical Solutions	683.7	682.5	—		2,743.4	2,726.0	1

Information Solutions
Software	80.6	57.2	41		238.2	182.6	30
Services	204.2	185.9	10		799.8	736.1	9
Hardware	29.0	29.3	(1)		101.0	85.3	18

Total Information Solutions	313.8	272.4	15		1,139.0	1,004.0	13

Total	$14,886.3	$12,986.8	15		$57,120.8	$49,988.1	14

GROSS PROFIT
Pharmaceutical Solutions	$584.4	$523.7	12		$2,047.2	$1,788.4	14
Medical-Surgical Solutions	133.4	128.0	4		523.1	524.2	—
Information Solutions	167.0	131.5	27		532.2	475.9	12

Gross profit	$884.8	$783.2	13		$3,102.5	$2,788.5	11

OPERATING EXPENSES
Pharmaceutical Solutions	$292.3	$279.9	4		$1,107.0	$1,023.5	8
Medical-Surgical Solutions	117.2	112.6	4		459.8	461.2	—
Information Solutions	131.0	128.4	2		439.8	455.5	(3)
Corporate	48.7	41.6	17		166.0	149.8	11

Operating expenses	$589.2	$562.5	5		$2,172.6	$2,090.0	4

OTHER INCOME (LOSS)
Pharmaceutical Solutions	$8.6	$7.4	16		$47.7	$37.4	28
Medical-Surgical Solutions	0.7	1.0	(30)		2.1	1.7	24
Information Solutions	(0.1)	—	100		2.0	1.3	54
Corporate	(0.9)	(5.5)	(84)		(5.3)	(13.7)	(61)

Other income	$8.3	$2.9	186		$46.5	$26.7	74

OPERATING PROFIT
Pharmaceutical Solutions	$300.7	$251.2	20		$987.9	$802.3	23
Medical-Surgical Solutions	16.9	16.4	3		65.4	64.7	1
Information Solutions	35.9	3.1	1,058		94.4	21.7	335

Operating profit	353.5	270.7	31		1,147.7	888.7	29
Corporate	(49.6)	(47.1)	5		(171.3)	(163.5)	5

Income from continuing operations before interest expense and income taxes	$303.9	$223.6	36		$976.4	$725.2	35

STATISTICS
Operating profit as a % of revenues
Pharmaceutical Solutions	2.17%	2.09%	8	bp	1.86%	1.73%	13	bp
Pharmaceutical Solutions, excl. sales to customers’ warehouses	3.02%	2.87%	15	bp	2.57%	2.43%	14	bp
Medical-Surgical Solutions	2.47%	2.40%	7	bp	2.38%	2.37%	1	bp
Information Solutions	11.44%	1.14%	1,030	bp	8.29%	2.16%	613	bp
Return on committed capital	24.1%	19.8%

(1)	On September 30, 2002, we sold a marketing fulfillment business, which was included in our Pharmaceutical Solutions segment. Financial results for this business have been presented as a discontinued operation and accordingly, all periods have been reclassified.

Schedule III

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31,	March 31,
	2003	2002

ASSETS
Current Assets
Cash and equivalents	$522.0	$557.8
Marketable securities available for sale	11.5	5.1
Receivables	4,594.7	3,998.1
Inventories	6,022.5	6,011.5
Prepaid expenses and other	102.9	128.6

Total	11,253.6	10,701.1
Property, Plant and Equipment, net	593.7	593.5
Capitalized Software Held for Sale	126.2	118.4
Notes Receivable	248.6	237.7
Goodwill and Other Intangibles	1,449.5	1,115.7
Other Assets	681.8	559.5

Total Assets	$14,353.4	$13,325.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$6,630.7	$6,318.3
Deferred revenue	459.7	404.1
Current portion of long-term debt	10.2	141.3
Other	873.8	724.6

Total	7,974.4	7,588.3
Postretirement Obligations and Other Noncurrent Liabilities	363.5	312.7
Long-Term Debt	1,290.7	1,288.7
McKesson Corporation — Obligated Mandatorily Redeemable Convertible Preferred Securities of Subsidiary Grantor Trust Whose Sole Assets Are Junior Subordinated Debentures of McKesson Corporation	196.3	196.1
Stockholders’ Equity	4,528.5	3,940.1

Total Liabilities and Stockholders’ Equity	$14,353.4	$13,325.9

Schedule IV

McKESSON CORPORATION
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Year Ended March 31,

	2003	2002

OPERATING ACTIVITIES
Income From Continuing Operations	$562.1	$421.8
Adjustments to Reconcile to Net Cash Provided By Operating Activities:
Depreciation	101.2	117.2
Amortization	102.5	89.3
Provision for bad debts	68.5	61.7
Deferred taxes on income	126.6	76.8
Loss on sales of businesses, net	—	22.0
Other non-cash items	9.1	45.4

Total	970.0	834.2

Effects of Changes In:
Receivables	(641.6)	(736.1)
Inventories	13.4	(901.5)
Accounts and drafts payable	286.5	978.9
Deferred revenue	50.7	7.9
Taxes	16.6	150.9
Other	0.4	(5.7)

Total	(274.0)	(505.6)

Net cash provided by continuing operations	696.0	328.6
Discontinued Operations	(0.5)	(2.4)

Net cash provided by operating activities	695.5	326.2

INVESTING ACTIVITIES
Property Acquisitions	(116.0)	(130.8)
Capitalized Software Expenditures	(183.7)	(125.1)
Acquisitions of Businesses, Less Cash and Short-Term Investments Acquired	(385.8)	(73.1)
Notes Receivable Issuances, Net	(55.7)	(58.6)
Proceeds from Sale of Notes Receivable	117.9	—
Other	47.2	4.0

Net cash used by investing activities	(576.1)	(383.6)

FINANCING ACTIVITIES
Proceeds From the Issuance of Debt	—	397.3
Repayment of Debt	(142.5)	(200.7)
Dividends Paid on Preferred Securities of Subsidiary Trust	(10.0)	(10.0)
Capital Stock Transactions:
Issuances	78.8	88.1
Share repurchases	(25.0)	(44.2)
ESOP notes and guarantees	12.8	14.5
Dividends paid	(69.7)	(68.5)
Other	0.4	5.2

Net cash provided (used) by financing activities	(155.2)	181.7

Net Increase (Decrease) in Cash and Equivalents	(35.8)	124.3
Cash and Equivalents at Beginning of Period	557.8	433.5

Cash and Equivalents at End of Period	$522.0	$557.8